Agreement
                                    ---------


Made and entered into on the ............. day of ............. ...199 ;



By and Between:               Ofek Le-Oleb Foundation
                              P.O.B. 73, Migdal Ha-Emek 10550
                              Tel: 972-66543081 Fax: 972-66543082
                              (hereinafter "The Foundation")         First Party
                                                                     -----------
and:                          Kleimer Leonid, IDN 313021917

                              Address: Yokheved g/b, 34674, Haifa
                              Tel: 04-8241323
                              Fax: 04-8241323
                              (hereinafter "The Initiator")         Second Party
                                                                    ------------

and:                          KRH Ltd.
                              I.D. No.:
                              Address: Weisbadeher Str. 17a, Berlin
                              Tel: 49-30-7465209
                              Fax: 49-3074681914
                              (hereinafter "The Investor")           Third Party
                                                                     -----------

Whereas           the Initiator has declared that he invented the invention in the field of .................... in respect whereof he has applied for patent rights (patent application No. ...... ) and wishes to conduct research and development in respect thereof in accordance with the program approved by the Chief Scientist under project No. (hereinafter "the Project") copy whereof is hereto annexed marked "A";
**

And Whereas       the Initiator has declared that he is the sole and exclusive owner of the invention and of all the rights, title and interest thereto and that he has the necessary knowledge qualification and experience for the research and development of the Project;

                  the Center for Technological Initiative and any other related body and/or authorized institution under the Law for the Support of Research and Development in Industry, 1984 (hereinafter "the RDL") for the purposes of the Chief Scientist's R & D program in Technological Initiatives;


And Whereas       the Initiator has declared that he has filed a proposal with the Foundation for the execution of the Project in the Foundation's framework in accordance with and subject to the Chief Scientist's program which has been approved by the Foundation's projects committee;

And Whereas       the Investor has undertaken to obtain supplementary finance for the Project as hereunder defined as also to promote, the project subject to the terms of this agreement;

And Whereas       the Initiator has declared that he has disclosed to the
                  Parties hereto all the information at his disposal relating to the Project and that he is not under any restriction, whether by contract or in law, prohibiting him from entering into this contract or carrying out his obligations hereunder;

And Whereas       the Parties are desirous of regulating their respective rights and obligations for the execution of the Project in the framework of the Foundation as set out in this agreement:


Now Therefore the parties do hereby declare and agree as follows:
-----------------------------------------------------------------


1. Preamble and Definitions
   ------------------------


         a) The Preamble and Annexures to this Agreement form and integral part thereof.


         b)  The terms specified herein shall have the following definitions: -


             (i)   Holding Company Yosmot Ha-Emek Initiatives
                   Incubator LTD (Co No 51-183764-3) a company wholly

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                                      -3-

                   controlled by the Foundation which manages and operates the Incubator for the Foundation. It is hereby agreed that the Foundation is entitled to take all necessary steps and decisions and to exercise all its rights in terms of this agreement by way of and through the Holding Company;

             (ii) The Development Period - the period during which the Foundation and/or the Holding Company receives financial assistance from the State for the Project and/or for the period during which the Project is within the Foundation's framework, control and/or responsibility.

2. RDL Approval
   ------------


   a) This agreement is subject to the RDL and the Regulations thereunder, the Chief Scientist's instructions, directives and procedures as also to the terms and conditions of the Chief Scientist's program as also to the various agreements between the Chief Scientist, the State and the Foundation.

   b) This agreement is subject to the granting of all the necessary approvals in terms of the RDL and the Chief Scientist's program as also to the Chief Scientist's approval.


3. Formation of company for the implementation of the project
   ----------------------------------------------------------

   a) During the first year of the Development of the Period a limited private company shall be formed for the implementation of the Project (hereinafter "the Company"). The Memorandum and Articles of the Company shall be formulated in terms of this agreement or any agreement that may replace this agreement.

   b) Upon registration of the Company, the Parties shall immediately take the necessary steps for the approval of this Agreement by the Company and for the signature at an agreement between the Company and the Foundation and/or the Holding Company, ratifying this Agreement.
         Such agreement shall in no way diminish the Initiator's obligations under this agreement.

4. Company structure and decisions:
   --------------------------------

   a)    Shares: Class and distribution:
         -------------------------------

         The Company shall have two classes of shares:


         (i) Ordinary shares granting the shareholder the rights to dividends and a share in any residue upon liquidation of the Company.

         ii) Management Shares granting the holder voting rights at the general meeting and the right to elect or be elected to the Board of Directors of the Company.

   b)    Both the Ordinary and Management Shares shall be issued as follows:
         -------------------------------------------------------------------

         The Initiator: 50%.

         EMPLOYEES: (excluding the Initiator): 10%.


         During the Development Period the employees' shares shall be held in trust by the Foundation.
         Upon termination of the Development Period, the Foundation shall transfer such shares to the employees entitled thereto subject to the directives of the Chief Scientist and in the Foundation's discretion. Should any of such shares remain unallocated, they shall be allocated to the Parties to this Agreement in proportion of each Party's share holding upon this Agreement.

         The Foundation: 20%.

         The Investor: 20%.


   c)    Issue and\or allocation of further shares
         -----------------------------------------

         should a general meeting of the company decide to issue and or allocate further sahres whether of one or both of the classes defined above, such decision shall require a majority vote of 80%.

   d)    Board of Directors:
         -------------------

         (i) The Board of Directors shall he comprised of no less then 4 directors and until decided otherwise by the unanimous vote of the General Meeting of the Company. There shall not be more than ten directors.

         (ii) Notwithstanding clause (d)(i) above, during the Development Period, the Board of Directors shall be comprised as follows:

               The General Manager of the Foundation and a further representative of the Foundation, the Initiator or his representative and the Investor's representative. The manager or the other representative of the Foundation shall be the chairman of the Board.

         (iii) Upon termination of the Development Period, the directors shall be appointed by the shareholders; each shareholder holding at least 20% of the Management Shares shall be entitled to appoint one director, but subject to each Party to this Agreement being entitled to appoint at least one director if such party owns at least 10% of the issued Management Shares.

   e)    Board meetings and Decisions:
         -----------------------------

         (i) During the Development Period, the legal quorum for Board meetings and Board decisions, shall be not less than 3 directors; at least one director representing each Party to this Agreement.

         (ii)  Decisions shall be by majority vote of those present.

         (iii) Notwithstanding clause (e)(ii) above, during the Development Period, the chairman shall have the deciding vote in regard to differences of opinion that may arise relating to the Foundation's duties, the Foundation's Supervision of the Company and Project and the fulfillment of the provisions of the RDL, agreements between the Chief Scientist and the Foundation and the instructions, regulations and directives of the Chief Scientist. The Chairman's decision that a subject included in the Board's meeting agenda falls within the ambit of his deciding vote, shall be binding upon the Parties to this Agreement.

   f)    General meeting decisions during the Development Period:
         --------------------------------------------------------

         During the Development Period the parties hereto shall endeavour to co-ordinate their voting rights in the General Meeting of the Company in order to give full support to the Foundation's stand in matters relating to the Foundation a duties and management of the Company according to the RDL, the agreements between the Foundation and the Chief Scientist and the Chief Scientist's directives and regulations from time to time.

   g)    Authorized signatories:
         -----------------------


         i) During the Development Period the signatures of two directors, namely the Foundation's general manager or representative or the representative of the Holding Company and the signature of either the Initiator or the Investor, shall bind the company and/or the Project in every respect.
               Notwithstanding the above, during the Development Period, the following shall apply:

               (1) Payments in excess of 20,000 NIS shall be made only after prior co-ordination with the Investor or his representative.

               (2) Orders by the Project from third parties shall require written confirmation signed by two signatories, namely, the Foundation's manager or his representative and the Project manager.

         (ii) Upon termination of the Development Period, the authorized signatories shall be appointed by the unanimous vote of the Board of Directors. Until such appointment clause (g)(i) above shall apply.

5. Company operations
   ------------------

   a) All the Company activities shall be subject to the RDL, its laws and regulations, the instructions and directives of the Chief Scientist, programs prepared by him and to all agreements that may be entered into from time to time between the Foundation and the Chief Scientist.

   b) All the rights, in existing know-how patents, copyrights and intellectual in the Project, as also every result and document relating to the execution of the Project, in the Foundation's framework, including all research by the Company in regard to the Project, shall vest exclusively in the Project and upon registration of the Company, in the Company. The Initiator hereby cedes and transfers all his rights as set out above, free of consideration, to the Project and to the Company as aforesaid.

   c) The Foundation and/or the Holding Company shall make suitable accommodation available to the Company for the purposes of the Project, subject to the terms, conditions and reasonable payment as stipulated by the Foundation and/ or Holding Company. The Foundation and/or Holding Company shall in addition, provide various services to the Company upon such terms to be agreed upon between the Foundation and/or Holding Company and the company.

         The Project and/or the Company shall pay a proportionate share of the insurance premiums in respect of the accommodation aforesaid.

         All the aforesaid services and costs in respect thereof shall be determined according to the Project budget.

   d) The Company shall keep proper accounting records as is required by law and accepted in similar ventures, and shall furnish reports from time to time to the Foundation and to the Chief Scientist as requested by them.

   e) The Company shall carry out and comply with all its representations, obligations and time schedules in terms of and as represented to the Foundation and the Chief Scientist in order to obtain the necessary consent for carrying out the Project, and as confirmed by them, and/or as may be presented and/or confirmed by them during the execution of the Project.

   f) At least 50% of all employees shall be new immigrants. Professional employees shall be appointed during the Development Period by the Initiator with the approval of the Foundation's general manager. The rest of the employees and the Initiator shall be employed in terms of the Foundation's standard personal employment agreement.

   g) The Company shall conduct its business in accordance with the approved and/or to be approved budgets for the Project by the Foundation and/or the Holding Company and the Chief Scientist. The Project and/or Company shall be obliged to operate strictly within the framework of the said budget and any deviation therefrom shall not be recognized or allowed by the Foundation and/or Chief Scientist.
         The budget shall be financed by means of the financial assistance of the Chief Scientist as allocated to the Project and by the supplementary finance of the Investor as hereinafter set forth.

   h) The Investor hereby undertakes to provide the sum of US$60,000 for the purpose of financing portion of the budget of the project, specifically excluding employees salaries, (hereinafter "the supplementary finance"). Such sum of US$60,000 shall not be returned or repaid to the Investor. The supplementary finance aforesaid shall be made available to the company and/or project as follows:

         4 equal payments of US$15,000 each, in NIS according to the known dollar exchange rate on the date of each payment:

         The first payment of US$15,000 shall be made an the 1 day of April
         1999.

         The second payment of US$15,000 shall be made on the 1 day of October 1999.

         The third payment of US$15,000 shall be made on the 1 day of .

         The final payment of US$15,000 shall be made on the 1 day of

         It is hereby agreed that in the event of the project and/or company requiring further finance in addition to the supplementary finance as set out above, the parties hereto shall be entitled to introduce an additional investor to this agreement subject to the Investor (the third party to this agreement as set out in the preamble) having the first right of refusal to invest such further finance as is required.

   i) The Initiator shall present both the Foundation and the Investor with a bi-annual technical report. The Foundation shall be entitled to demand additional technical reports during the Development Period. The Initiator shall provide and furnish, both during and after the Development Period, all such information as may be required, to the Foundation and/or the Holding Company in order to fulfil their obligations to the Chief Scientist and to third parties.

   j) The Initiator shall maintain a full and detailed written record of each and every stage of the research and development carried out by him and furnish copies thereof to the Foundation, the Company and the Investor as requested from time to time.

   k) Upon registration of the Company, the Company shall register a Floating Charge of the first preference in respect of all of its assets as also a permanent Charge over its equipment and fixed assets, in favor of the Foundation and/ or Holding Company in order to secure its obligations as hereunder set forth in clause 6.

   1) Property and equipment purchased with the finance of the Chief Scientist and/or with his assistance, shall represent security for the repayment of the State's investment in the Project and/or Company. Until registration of the aforesaid Charges, neither the Parties nor the Company shall be entitled to dispose of or cede any rights in any manner in and to the assets and property of the Project and/or Company which were acquired with the Chief Scientist's finance.

   m) The Initiator and Investor hereby declare and confirm that they are aware of the fact that the Foundation and the Holding Company have no personal obligation in regard to financing the project. In order to avoid any misunderstanding, the Foundation hereby undertakes to hand over to the Project and/or Company all sums received from the Chief Scientist and in accordance with the Chief Scientist's directions.

   n) The Initiator and Investor hereby confirm that they are aware of the fact that the Chief Scientist's approval for the Project is for a period of one financial year only and the continuation of the Project thereafter is subject to renewal of such approval by the Chief Scientist.

   o) The Initiator and Investor shall take all such steps as are necessary for the commercialization and/or application of the results of the Project in the framework of the Company. The Foundation shall give all possible assistance in this respect to the Initiator, Investor and the Company.

   p) The Initiator shall work in the Project and/or Company on a full-time basis and he shall not be entitled to work in any other manner of employment unless he receives the prior written consent of the Foundation and the Investor and subject to their conditions.

6. Completion of the Project:
   --------------------------

   Upon completion of the Development Period, the Parties shall act as follows:

   a) The Company shall pay the Chief Scientist royalties derived from the consideration received from sales of the product and/or know-how developed by the Company, until the full repayment of the real value of the sum paid by the Chief Scientist in respect of the Project, such royalties to be paid in terms of the Chief Scientist's instructions.

         The Parties declare that they know that as at the date hereof the Chief Scientist's regulations in respect of royalties, provide for the Company to pay the Chief Scientist and/or the Foundation for transfer to the Chief Scientist, royalties at the rate of 3% of the total annual sales of the Company in respect of the Project during the first three years;
         4% for the following three years and 5% for the seventh year until the full repayment of all monies received from the Chief Scientist according to their real value - such monies to be repaid shall be linked to the U.S. dollar in this respect.
         The above directives may be changed from time to time by the Chief Scientist.
         In regard to the above, sales shall be deemed to be and shall include all income derived from products of the Project and/or that have been developed, or relating to their sale and/or the sale of any rights thereto, including the obligation to provide services, all the above subject to the Chief Scientist's directives.

   b) Without detracting from its obligations as set out in clause (a) above, the Company and/or its shareholders, according to the circumstances, shall pay the Chief Scientist or the Foundation for transfer, to the Chief Scientist, 25% of the value received for the sale of shares to a non-shareholder, and which value has not been invested in the Company within three months of such sale. Such repayment shall be limited to the aforesaid true value of the amount financed by the Chief Scientist.

   c) The Company, with the Initiator's assistance, shall file a bi-annual report with the Foundation approved by a Certified Accountant in relation to the sales of the Company as set out above, until such time as all the royalties have been paid in terms of clause (a) above.

   d) All the books of account and documents relating to the Project of the Company and/or Project shall be open to the inspection of the Foundation until the final payment as set out in clause (a) above.

   e) Upon completion of the final payment aforesaid, the liens shall be cancelled.

   f) The Company and its employees shall vacate the Foundations premises occupied by it.

   g) The Company shall present final financial and technical reports in respect of the project within three months of the termination of the Development Period.

   h) The Foundation shall not be obliged to invest any monies in the future in the Company, nor to sign security for the obligations of the Company nor to provide security to enable the Company to obtain finance or credit.
         The Company shall not be entitled to make any such demands of the Foundation.

   i) The products developed in the Project shall be manufactured in Israel alone, unless the Chief Scientist has given contrary permission.

7. The investor's right to acquire the Foundation's shares
   -------------------------------------------------------

   a) The Foundation hereby grants the Investor an option to purchase its shares upon termination of the Development Period. Such option shall be exercised by the investor in writing to the Foundation within 90 days of the termination of the Development Period.

8. Confidentiality
   ---------------

   The parties hereto undertake to maintain strict confidentiality and secrecy in regard to all the present and future knowledge and information relating to the Project, whether of the Foundation that is divulged to the Initiator or knowledge and information acquired and/or accumulated by the Company, including all proprietary knowledge and/or secrets of the Company and/or the Foundation and/or of the Project, that may be divulged to one or more of the Parties.

9. Non-Competition
   ---------------

   a) The Initiator and Investor undertake not to directly or indirectly compete with the business of the Project and/or Company and/or Foundation. Such prohibition and undertaking shall remain in force while the said Initiator and Investor are shareholders in the Company, and should they cease to be shareholders, in any event, for a period of three years after they cease to be employed by the Company - such prohibition and undertaking aforesaid remaining in effect until the later of such two eventualities, namely: date of ceasing to be shareholder or 3 years after ceasing to be employed as aforesaid.
         Such prohibition and undertaking shall include direct or indirect dealings in the development and/or manufacture and/or sale and/or marketing of products of the Project and/or the use in any manner whatsoever of the knowledge and information and/or being connected directly or indirectly in any manner whatsoever in the present or future, in the field of the Project and/or Company, which may compete with their business or occupations.

   b) The Initiator undertakes to co-ordinate the activities of the Project and/or Company in respect of the fields relating to them, whether directly or indirectly, lie furthermore undertakes not to copy and/or to make use of knowledge and/or information in regard to the products to be developed by the Company or Project, in any manner whatsoever which is contrary to the framework of the Project and/or Company, nor to receive any profit and/or benefits therefrom contrary to this agreement.

   c) The present and future knowledge and information relating to the Project and/or the rights thereto, shall not be ceded in any manner whatsoever, directly or indirectly, unless the Chief Scientist has given written permission so to do.


10. This agreement in general and clauses 9 and 11 in particular shall in no way prohibit the Investor from engaging in the development of products and using such information that is public knowledge, including the knowledge that was available to him prior to the execution of this agreement and/or information obtained by him which is not related to nor as a result of this agreement.


11. Cession of rights
    -----------------

    a)(i) During the Development Period the Initiator shall not be entitled to transfer and/or cede any of their rights or obligations in terms of this agreement to another nor to transfer their shares in any manner without the specific written consent of the Foundation (in case of third party).


      (ii) During the Development Period, any transfer of shares in the Company by the Investor to a third party, shall be subject to such transfer not in any way prejudicing the Company's obligations to the Foundation and/or to the Chief Scientist and shall be subject to the Chief Scientist's directions, as given by him from time to time.

    b) The Parties hereto acknowledge that the transfer of 25% or more of the rights in the Project and/or Company requires the Chief Scientist's prior approval.
         In this respect, rights in the Company and/or Project, shall mean shares and/or the holding of one or more of the following methods of control:

         Voting rights at Company meetings.
         The right to elect directors of the Company.
         The right to participate in the profits and/or income of the Company.

    c) Transfer and cession of one or more of such controlling rights to a foreign resident or foreign company, requires the prior written consent of the Research Committee of the Chief Scientist.

    d) The Initiator and the Investor hereby acknowledge and consent to the Foundation having the right to transfer its rights and obligations under this Agreement to the holding Company and/or to carry out any obligation, to exercise any authority, right and/or discretion by means of the Holding Company.

12. Termination and cancellation of this Agreement and consequences
    ---------------------------------------------------------------

    a) The Initiator and the Investor hereby declare that they are aware of the fact that the Chief Scientist and/or the State is entitled to withdraw from any agreement to which they are a party in regard to the Project, for governmental reasons, and in such event, every agreement between the Initiator and/or the Investor and/or the Company with the Foundation and/or the Holding Company, shall be cancelled.

    b) The Initiator and the Investor acknowledge that during the Development Period, the Foundation shall be entitled to cancel this Agreement by prior written notice of 14 days in the event of one or more of the following occurring:

         i) The Chief Scientist has withdrawn his support of the project.

         ii) The State has withdrawn its support of the Foundation.

         iii) The Foundation has decided to terminate the Agreement on the grounds that the desired results were not achieved or that continuation of the Agreement would demand and entail substantial costs not covered by the budget or that the Foundation deems to be unjustified, and that the Chief Scientist has consented to the termination of the program.

    c)   in the event of the cancellation of this Agreement as set out in (a) or
         (b) above, and/or in the event that the Chief Scientist refuses to consent to the continuance of the Project in terms of his program, the Parties hereto shall be absolved of all their financial obligations in terms of this Agreement as also for the payment of any damages resulting from loss and/or damage to any of the Parties. In such event all the assets, rights, equipment, knowledge and information, both present and accumulated (hereinafter "the Assets") in the Project and/or Company, shall remain with the Foundation until such time as the amount owing to the Chief Scientist has been repaid and if necessary, such assets, in part or all, shall be realized to repay such debt.

         Upon payment in full to the Chief Scientist, the Charges shall be cancelled and the remaining assets shall he divided between the initiator, the Foundation and the Investor according to their respective shares in the Company and/or Project

13. a) Any Party to this Agreement shall be entitled to cancel same should one or more of the following events occur:

         (i) Breach of a fundamental condition of this Agreement by one of the other Parties, which breach has not been rectified within a period of 30 days from receiving notice so to do.

         (ii) In the event of insolvency or liquidation proceedings being instituted against one of the Parties or should a receiver be appointed in relation to his/its property - subject to prior notice of 30 days grace during which period the said proceedings have not been cancelled or the receiver released from his appointment.

         iii) In the event of a party being convicted of a criminal offense involving dishonesty.

    b) in the event of termination of this Agreement as set out in (a) above, the following shall apply:

         i) The assets of the Project and/or Company shall be utilized as far as is necessary in order to repay the Chief Scientist in full.

         ii) Upon repayment of the amount owing to the Chief Scientist the Charges shall be cancelled.

         iii) The balance of monies received from the realization of the Project and the remaining assets, shall be divided between the Initiator, the Foundation and the Investor according to their respective shares in the Company and/or Project.

    c) The Foundation and the Initiator, hereby declare that should the Foundation breach any one or more of the fundamental conditions of this agreement and fail to remedy such breach within 30 days of receiving written notice so to do, or in the event of the Investor coming to the conclusion that the results of the Project do not justify the Investor investing further monies in the Company, and the Investor will try to finds a new investor (hereinafter "the New Investor") who is acceptable to the Foundation and initiator and who is prepared to acquire shares in the Company by investing the remainder of the sum which the Investor undertook to invest, the Foundation and the initiator hereby undertake to make every effort to reach agreement with the New Investor in accordance with which the Investor is entitled to retain ownership of his proportionate share in the Company or that the New Investor will acquire all or a portion of the investor's shares in the Company.

14. Arbitration
    -----------

    a) Any dispute whatsoever between the Parties arising out of or relating to this Agreement, shall be settled by arbitration by a single Arbitrator, appointed by the mutual consent of the parties.

    b) In the event of the parties failing to agree upon the Arbitrator within 14 days of a party requesting Arbitration, such Arbitrator shall be appointed by the sides.

    c) The substantive law shall apply to the Arbitration, but not the laws of evidence nor the civil procedure regulations. The Arbitrator shall be obliged to give his reasons for his decision.

    d) The Arbitrator shall be entitled to give such relief, decision or judgment, whether temporary or final, according to his sole dicision.

    e) The provisions of this clause shall be and form the Arbitration Agreement between the Parties, in terms of the Arbitration Act of 1968.

15. General Conditions
    ------------------

         The entire agreement between the parties with respect to the subject matter hereof is stated herein and this Agreement cancels any other verbal or written agreements between the parties and may be amended only in writing signed by the duly authorized representatives of the Parties.

16. This agreement shall also apply to the State of Israel insofar as is provided in the Contract Law (General Part) act of 1973.

17. Wherever there appears in this Agreement the obligation of the Company, such obligation shall be deemed to be that of each of the Parties hereto to carry out all such steps as are necessary for the Company to fulfi11 its obligations hereunder.

18. The Law Courts at Afula and Nazareth shall have the sole and exclusive jurisdiction in all matters relating to this Agreement.


19. The cost and stamp duty relating to this Agreement shall be paid by the Project.

20. a) The Foundation shall be entitled to deduct any monies due to the Foundation from monies payable to the Project and/or Company and/or Initiator.

    b) The Foundation shall be entitled to require payment of linkage and interest on all amounts owing to the Foundation by the project and/or company and/or Initiator.

21. The addresses of the parties are as set out in the Preamble above.
    Any notice or letter sent by one of the Parties to another party hereto, shall be deemed to have been received within 3 working days from the date of dispatch thereof by registered mail.

In Witness whereof, the parties hereto, each by its duly authorized signatory have set their hands on the date aforesaid.

/s/ signature                 /s/ signature                 /s/ signature
--------------------          --------------------          --------------------
The Foundation                The Initiator                 The Investor